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Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Each of Ashraf M. Dahod and Paul J. Milbury hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as President and Chief Executive Officer and Vice President, Operations and Chief Financial Officer, respectively of Starent Networks, Corp. (the "Company"), that, to his knowledge, the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2007 as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2007	By:	/s/ Ashraf M. Dahod
Ashraf M. Dahod President and Chief Executive Officer
Date: November 8, 2007	By:	/s/ Paul J. Milbury
Paul J. Milbury Vice President, Operations and Chief Financial Officer

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  Exhibit 32.1